Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, (the “Agreement”) made this 24th day of November 2010, (the “Effective Date”), by and among on the one hand, (i) Eilay Maman, an individual, and (ii) Oyster Shell Investment, LLLP, their successors and assigns (collectively, the “Sellers”), shareholders of InfoSpi,, Inc., a Nevada corporation, (hereinafter “Company”), and on the other hand, Dror Svorai, an individual, with an address of 1065 Lyontree Street, Hollywood, Florida 33019 (“Buyer”). (Sellers and Buyer may be referred to herein collectively as the “parties”, or individually, as a “party”.)

W I T N E S S E T H:

WHEREAS, Sellers own 28,000,000 shares of common stock of the Company, (the “Stock”); and

WHEREAS, Buyer wishes to purchase the Stock from the Sellers;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE 1

1.  Agreement to Purchase and Sell. Sellers will sell to Buyer and Buyer agrees to purchase the Stock for a total purchase price of Three Hundred and Twenty-Five Thousand Dollars ($325,000U.S.), (the “Purchase Price”), as follows:

a.  One Hundred and Fifty Thousand Dollars ($150,000 U.S.) to be paid by wire transfer to an account designated by the Sellers, or certified bank check (the “Deposit”) on the Effective Date.

b.  The balance of the Purchase Price, or One Hundred and Seventy-Five Thousand Dollars ($175,000 U.S.), interest free, shall be paid in installments (collectively, the “Installments”, or individually, the “Installment”) per the following schedule:

Installment Date                                           Installment Amount
January 15, 2011                                                        $50,000
February 15, 2011                                                      $50,000
March 15, 2011                                                          $75,000

c.  Until the Purchase Price is paid in full by the Buyer to the Sellers, the Stock shall be held in a escrow account by an escrow agent mutually selected by the Buyer and the Sellers, (the “Escrow”), to be released pro-rata to the Buyer as the Installments are paid to the Sellers by the Buyer.

2.  Closing And Payment.  Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Buyer, Sellers will sell and, subject to the terms and conditions hereof, and Purchaser will purchase, the Stock.  The Closing shall be held at Sellers’ Office on the Effective Date on such date as may be agreed upon by the Parties (the “Closing Date”).  At the Closing, Sellers shall deliver: the Stock to Buyer along with executed stock powers.  At the Closing, Buyer will deliver to Sellers the Purchase Price by wire transfer or such other means as the Parties may agree upon in writing.

3.  Representations and Warranties of Sellers.  Sellers hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

a.  Authority; Due Authorization.  This Agreement has been duly and validly executed and delivered by Sellers, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer’s obligations herein, will constitute, a legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

b. Title to Stock.  Sellers is the sole record and beneficial owner of the Stock and has sole managerial and dispositive authority with respect to the Stock.  Sellers has not granted any person a proxy with respect to the Stock that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

4.  Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a.  Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b.  Full Authority.  Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

c.  Investment Intent.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

d.  Information Concerning the Company.  Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Sell has made no representations with respect to the existence or non-existence of liabilities in the Company.

e.  Investment Experience.  The Buyer understands that the purchase of the Stock involves substantial risk.  The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

f.   No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Sellers, or any of Sellers's representatives or affiliates, in purchasing the Stock.

5.  Indemnification.

a.  Basic Standard.  Buyer shall indemnify and hold harmless Sellers (the “Indemnified Person”) from and against any losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to a party’s  obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of this Agreement or any breach of this Agreement.

b. No Settlement Without Consent of All Indemnified Persons.  Buyer agrees that without Indemnified Person’s prior written consent he shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or indemnifying party reaffirms their obligation to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

c.  Indemnification Procedure.  Promptly after receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against any indemnitor hereunder, notify in writing the indemnitor of the commencement thereof; but omission so to notify an indemnitors will not relieve the indemnitors from any liability hereunder which they may have to any Indemnified Person.  If the indemnitor so elects, indemnitor may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to the Indemnified Person) and payment of expenses, provided Indemnitors acknowledge in writing its unconditional obligation pursuant to this agreement to indemnify the Indemnified Person in respect of such Action and provides to the Indemnified Person evidence reasonably satisfactory to it that the indemnitor will have the financial resources to conduct such defense actively and diligently and permit Indemnitee and counsel retained by the Indemnified Person at its expense to participate in such defense.  Notwithstanding the foregoing, in the event the Indemnified Party determines in its sole discretion that it is advisable for the Indemnified Person to be represented by separate counsel, then the indemnitee may employ on behalf of the Indemnified Person a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and the indemnitee will pay the reasonable fees and disbursements of such separate counsel as incurred.

d. Corporate Changes Will Not Affect Indemnification.  In the event of any fundamental change involving the corporate structure of either party, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of an indemnitor in this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Indemnified Person reasonably satisfactory to it.

e.  Multiple Claims.  If multiple claims are brought against an Indemnified Person in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the indemnitor agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

f.  Indemnification Contributions.  If the indemnity referred to in this Agreement should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Indemnitors shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and Indemnitors on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and Indemnitors as well as any other relevant equitable considerations.

g. Not Exclusive Remedy.  The obligations of the indemnitor referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.

6.  Arbitration.  Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Florida, Broward County, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. In the event of disputes between the parties related to this transaction, the prevailing party will be entitled to recover reasonable attorney and legal fees and court costs from the non-prevailing party.

7.  Termination. Buyer or Sellers may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date.

8.  Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

9.  Governing Law.  Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida.

10.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

11.  Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12.  Costs, Expenses.  Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13.  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and the Buyer.  No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Sellers under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

14.  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.  Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16.  Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Sellers, Buyer and Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

17.  Brokers.  The parties represent and warrant they have entered into this Agreement without the advice of each parties own investment advisor or broker.  Further, each party shall be responsible for their own fees to its broker or investment advisor, and neither party shall be responsible for the fees of the other party.

In Witness Whereof, the parties hereto have executed this Agreement as of the Effective Date.

SELLERS	BUYER

By: __________________________	By: ___________________________
Eilay Mayan	Dror Svorai

Oyster Shell Investments, LLLP

By: __________________________

Name: ________________________

Title: _________________________